Exhibit 99.1
Noranda Reports Third Quarter Results, Sequential and Year-over-Year Improvement in Profitability on Higher Aluminum Prices
Third Quarter 2014 Highlights and Recent Events

•	Excluding special items, earnings per share (“EPS”) was a $0.04 loss in third quarter 2014 and reported EPS was a $0.06 loss compared to a $0.27 loss in the third quarter 2013

•	Total segment profit was $36.6 million, compared to $30.4 million in second quarter 2014 and $11.0 million in third quarter 2013

•	Average realized Midwest transaction price per pound shipped was $1.08, compared to $0.99 in second quarter 2014; $0.92 in third quarter 2013

•	Net Cash Cost was $0.90 per pound, compared to $0.84 per pound in second quarter 2014; third quarter 2013 Net Cash Cost was $0.89 per pound

•	Cash and cash equivalents totaled $24.3 million and total available liquidity was $183.5 million as of September 30, 2014
Franklin, Tennessee – November 3, 2014 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for third quarter 2014.
“Our third quarter 2014 performance reflects a sequential and year-over-year improvement in our operating results,” said Layle K. Smith, Noranda’s President and Chief Executive Officer. “These improved results reflect continued strong demand for aluminum products and better aluminum prices, both of which demonstrate the value of our integrated business model and its leverage to improving aluminum prices. We are focused on enhancing that value by making accretive investments in our business, executing on our three-year plan to transform our cost structure, and prudently managing our balance sheet.”

“While we are pleased with our improved operating results, we are disappointed that temporary aluminum reduction cell issues at our aluminum smelter had an impact on volume and costs. We understand the root cause of those issues and are taking the actions to return the smelter to normal production levels.”
Third Quarter 2014 Results
Sales for third quarter 2014 were $361.4 million, compared to $345.9 million in second quarter 2014 and $339.9 million in third quarter 2013.

•
Sequentially (comparing third quarter 2014 to second quarter 2014), sales increased $15.5 million, or 4.5%, primarily driven by higher realized LME aluminum prices (8 cent per pound increase) and Midwest premiums (2 cent per pound increase). Third-party shipment volumes in the Alumina segment were higher as the refinery recovered from a brief second quarter power outage; however, these improvements were offset by lower shipment volumes in the Primary Aluminum segment as a higher concentration of failures for the Company’s reduction cells, or pots, caused the smelter to operate at approximately 5% below normal production levels.

•
Year-over-year (comparing third quarter 2014 to third quarter 2013), sales increased $21.5 million, or 6.3%. Higher realized LME aluminum prices (9 cent per pound increase) and Midwest premiums (10 cent per pound increase) increased revenues by $25.2 million. Higher shipment volumes in the Bauxite, Alumina and Flat-Rolled Products segments had a $12.2 million favorable impact on revenues; however that impact was more than offset by lower volumes in the Primary Aluminum segment because of lower production levels.

Total third quarter 2014 segment profit was $36.6 million, compared to $30.4 million in second quarter 2014 and $11.0 million in third quarter 2013.

•
Sequentially, segment profit increased $6.2 million. Results improved primarily due to higher LME aluminum prices and Midwest premiums ($18.7 million), offset by seasonal peak power rates in the Primary Aluminum segment ($11.6 million).

•
Year-over-year, segment profit increased $25.6 million, largely due to a $24.5 million impact from higher LME aluminum prices and Midwest premiums. Productivity gains under the company’s CORE program were largely offset by the impact of lower production levels in the Primary Aluminum segment.

Reported third quarter 2014 results were a $3.9 million net loss ($0.06 loss per diluted share), compared to a $7.6 million second quarter 2014 net loss ($0.11 loss per diluted share) and a $18.2 million third quarter 2013 net loss ($0.27 loss per diluted share).
Excluding special items, Noranda’s third quarter 2014 results were a net loss of $2.8 million ($0.04 loss per diluted share), versus a net loss of $6.6 million ($0.10 loss per diluted share) in second quarter 2014 and a net loss of $22.2 million ($0.33 loss per diluted share) in third quarter 2013. The $3.8 million sequential decrease in net loss (excluding special items) primarily reflects a $6.2 million ($4.9 million after-tax) improvement in segment profit. The $19.4 million year-over-year decrease in net loss (excluding special items) reflects a $25.6 million improvement in segment profit ($20.2 million after-tax).

Year-to-date Results
Sales for the nine months ended September 30, 2014 were $1.02 billion, compared to $1.03 billion in the nine months ended September 30, 2013. Of the $11.4 million decrease in sales, a 7% decrease in external primary aluminum shipments had a $29.6 million unfavorable impact, driven by the weather-related disruptions in first quarter 2014, and lower production levels in third quarter 2014. The decrease was partially offset by the effects of higher external shipment volumes in the Bauxite, Alumina and Flat-Rolled Products segments.
Total segment profit was $77.7 million in the nine months ended September 30, 2014 and $72.3 million in the nine months ended September 30, 2013. The $5.4 million year-over-year increase in segment profit is the result of an improvement in realized aluminum prices, lower commodity-based input prices (other than natural gas), and productivity gains, which were partially offset by higher natural gas prices and weather-related and other operating disruptions in the Alumina and Primary Aluminum segments.
Segment Information

	Three months ended
	September 30, 2014	June 30, 2014	September 30, 2013
Key Primary Aluminum segment metrics:
Average realized Midwest transaction price (per pound)	$1.08	$0.99	$0.92
Net Cash Cost (per pound shipped)	$0.90	$0.84	$0.89
Total primary aluminum shipments (pounds, in millions)	140.9	143.2	149.0
Segment profit (loss) (in millions):
Bauxite	$(1.5)	$(1.3)	$2.3
Alumina	6.5	(3.2)	3.9
Primary Aluminum	20.4	25.1	(1.1)
Eliminations	(0.4)	0.9	(0.2)
Total integrated upstream business segment profit	25.0	21.5	4.9
Flat-Rolled Products	17.6	15.1	13.6
Corporate	(6.0)	(6.2)	(7.5)
Total segment profit	$36.6	$30.4	$11.0
Bauxite. The Bauxite segment reported a $1.5 million segment loss in third quarter 2014, compared to a $1.3 million loss in second quarter 2014 and a profit of $2.3 million in third quarter 2013.

•	Sequentially, the Bauxite segment profit was flat reflecting higher selling prices offset by higher production costs.

•	Year-over year, the $3.8 million unfavorable swing results from lower selling prices and $1.0 million in higher demurrage fees.
Alumina. The Alumina segment reported a $6.5 million segment profit in third quarter 2014, compared to segment loss of $3.2 million in second quarter 2014 and segment profit of $3.9 million in third quarter 2013.

•
Sequentially, the $9.7 million improvement in Alumina results reflect improvement from the second quarter one-day power outage ($5.2 million). Alumina results also reflect the favorable impacts of sequentially lower natural gas prices ($2.5 million) and improved alumina prices. These improvements were slightly offset by higher third quarter 2014 maintenance costs, as projects delayed due to first half 2014 weather-related disruptions were performed in third quarter 2014.

•
Year-over-year, the $2.6 million increase in Alumina segment profit predominantly reflects a benefit from higher LME-linked alumina selling prices ($5.8 million), offset by higher natural gas prices ($2.0 million) and the timing of maintenance projects.

Primary Aluminum. Segment profit in third quarter 2014 was $20.4 million, compared to $25.1 million in second quarter 2014 and a segment loss of $1.1 million in third quarter 2013.

•
Sequentially, Primary Aluminum segment profit decreased by $4.7 million. Primary Aluminum benefited from sequentially higher realized Midwest Transaction Prices ($12.5 million), which were offset by negative drivers, including a $11.6 million impact related to seasonable peak power rates and lower third quarter 2014 production levels.

•
Year-over-year, Primary Aluminum segment profit increased by $21.5 million. This improvement was driven largely by the higher realized aluminum prices ($22.3 million, net) offset slightly by the effects of lower third quarter 2014 production levels.

Net Integrated Aluminum Cash Cost. Net Cash Cost in third quarter 2014 was $0.90 per pound, compared to $0.84 per pound in second quarter 2014 and $0.89 per pound in third quarter 2013.

•	Sequentially, Net Cash Cost increased by $0.06 per pound, with the predominant factors being third quarter seasonal peak power charges adding $0.08 per pound.

•
Year-over-year, Net Cash Cost increased $0.01 per pound resulting from temporary operational production issues offset by savings from the Company’s CORE program combined with lower key production input prices.

Flat-Rolled Products. Segment profit in third quarter 2014 was $17.6 million, compared to $15.1 million in second quarter 2014 and $13.6 million in third quarter 2013.

•	Sequentially, the $2.5 million increase in Flat-Rolled Products segment profit was due primarily to lower maintenance spending and workers compensation expense.

•	Year-over-year, Flat-Rolled Products segment profit increased $4.0 million primarily due to a benefit from metal price timing differences, additional volume and lower workers compensation expense.
Corporate. Corporate expenses in third quarter 2014 were $6.0 million, compared to $6.2 million in second quarter 2014 and $7.5 million in third quarter 2013. Sequentially, corporate expenses were lower due primarily to timing-related difference in benefit expenses and lower professional fees. Year-over-year, lower corporate costs primarily reflect labor savings and lower professional fees.
Liquidity and Capital Resources
At September 30, 2014, the Company had $24.3 million of cash and cash equivalents. As of September 30, 2014, available borrowing capacity under the Company’s asset-based revolving credit facility was $159.2 million, which is net of $35.1 million in outstanding letters of credit. The Company’s total available liquidity from September 30, 2014 was $183.5 million.
The table below summarizes the key drivers behind changes in the Company’s cash positions for each period:

	Three months ended
(in millions)	September 30, 2014	June 30, 2014	September 30, 2013
Segment profit	$36.6	$30.4	$11.0
Prepaid expenses and other	(4.6)	(7.2)	(2.6)
Interest paid	(7.7)	(17.2)	(7.5)
Taxes paid	(5.7)	(1.7)	(0.1)
Operating working capital (deficit)	2.8	(2.0)	25.3
Cash provided by operating activities	21.4	2.3	26.1
Cash used in investing activities	(28.8)	(18.0)	(16.1)
Cash used in financing activities	(1.2)	(2.6)	(3.9)
Change in cash and cash equivalents	$(8.6)	$(18.3)	$6.1

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Sales	$361.4	$339.9	$1,018.9	$1,030.3
Operating costs and expenses:
Cost of sales	335.5	333.3	962.9	973.1
Selling, general and administrative expenses	19.6	23.7	58.1	69.8
Total operating costs and expenses	355.1	357.0	1,021.0	1,042.9
Operating income (loss)	6.3	(17.1)	(2.1)	(12.6)
Other (income) expense:
Interest expense, net	12.6	12.6	37.7	34.9
(Gain) loss on hedging activities, net	(2.6)	2.4	(2.2)	—
Debt refinancing expense	—	—	—	2.5
Total other expense, net	10.0	15.0	35.5	37.4
Loss before income taxes	(3.7)	(32.1)	(37.6)	(50.0)
Income tax expense (benefit)	0.2	(13.9)	(9.3)	(20.1)
Net loss	$(3.9)	$(18.2)	$(28.3)	$(29.9)
Net loss per common share:
Basic	$(0.06)	$(0.27)	$(0.41)	$(0.44)
Diluted	$(0.06)	$(0.27)	$(0.41)	$(0.44)
Weighted-average common shares outstanding:
Basic (shares, in millions)	68.85	68.01	68.61	67.90
Diluted (shares, in millions)	68.85	68.01	68.61	67.90
Cash dividends declared per common share	$0.01	$0.04	$0.03	$0.12
External sales by segment:
Bauxite	$11.9	$11.1	$36.5	$33.8
Alumina	57.3	49.5	150.4	142.9
Primary Aluminum	135.0	133.4	391.4	408.6
Flat-Rolled Products	157.2	145.9	440.6	445.0
Total	$361.4	$339.9	$1,018.9	$1,030.3
Segment profit (loss):
Bauxite	$(1.5)	$2.3	$(0.3)	$7.2
Alumina	6.5	3.9	(8.6)	10.8
Primary Aluminum	20.4	(1.1)	63.9	37.0
Flat-Rolled Products	17.6	13.6	43.6	41.6
Corporate	(6.0)	(7.5)	(20.0)	(24.3)
Eliminations	(0.4)	(0.2)	(0.9)	—
Total	$36.6	$11.0	$77.7	$72.3
Financial and other data:
Average realized Midwest transaction price (per pound)	$1.08	$0.92	$1.00	$0.97
Net Cash Cost (per pound shipped)	$0.90	$0.89	$0.88	$0.84
Shipments:
External shipments:
Bauxite (kMts)	543.7	466.0	1,664.7	1,429.1
Alumina (kMts)	178.7	159.8	482.5	448.0
Primary Aluminum (pounds, in millions)	113.2	127.4	346.3	373.3
Flat-Rolled Products (pounds, in millions)	103.0	99.9	297.3	295.9
Intersegment shipments:
Bauxite (kMts)	658.1	661.4	1,938.8	2,056.8
Alumina (kMts)	129.9	138.1	378.7	423.1
Primary Aluminum (pounds, in millions)	27.6	21.6	79.6	65.4

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	September 30, 2014	December 31, 2013
	$	$
ASSETS
Current assets:
Cash and cash equivalents	24.3	79.4
Accounts receivable, net	126.8	86.7
Inventories, net	198.6	178.7
Other current assets	20.4	19.5
Total current assets	370.1	364.3
Property, plant and equipment, net	676.6	677.2
Goodwill	137.6	137.6
Other intangible assets, net	50.8	55.2
Other assets	87.2	87.8
Total assets	1,322.3	1,322.1
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	132.2	89.2
Accrued liabilities	79.8	65.0
Deferred tax liabilities	17.4	2.1
Current portion of long-term debt	8.5	4.9
Total current liabilities	237.9	161.2
Long-term debt, net	654.7	654.2
Pension and other post-retirement benefit (“OPEB”) liabilities	110.5	115.8
Other long-term liabilities	47.1	50.0
Long-term deferred tax liabilities	149.9	193.6
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at September 30, 2014 and December 31, 2013)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 68.9 shares issued and outstanding at September 30, 2014; 68.1 shares issued and outstanding at December 31, 2013)	0.7	0.7
Capital in excess of par value	242.8	239.7
Accumulated deficit	(69.2)	(38.7)
Accumulated other comprehensive loss	(58.1)	(60.4)
Total shareholders’ equity	116.2	141.3
Non-controlling interest	6.0	6.0
Total equity	122.2	147.3
Total liabilities and equity	1,322.3	1,322.1

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	$	$	$	$
OPERATING ACTIVITIES
Net loss	(3.9)	(18.2)	(28.3)	(29.9)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	21.7	24.3	65.7	70.9
Non-cash interest expense	0.7	0.7	2.0	2.0
Last in, first out and lower of cost or market inventory adjustments	2.2	(1.1)	3.2	1.1
Asset impairment	—	1.5	—	2.7
(Gain) loss on disposal of assets	0.1	0.1	0.2	(0.5)
Gain on hedging activities, excluding cash settlements	(0.5)	(0.8)	(0.8)	(5.7)
Debt refinancing expense	—	—	—	2.5
Deferred income taxes	(9.2)	(14.7)	(29.7)	(23.1)
Share-based compensation expense	0.9	1.2	2.5	3.4
Changes in other assets	(1.6)	(0.2)	(5.7)	(2.5)
Changes in pension, other post-retirement and other long-term liabilities	(3.4)	3.6	(4.4)	7.8
Changes in current operating assets and liabilities:
Accounts receivable, net	(14.6)	18.5	(40.1)	0.8
Inventories, net	(9.3)	12.3	(23.7)	1.3
Taxes receivable and taxes payable	3.7	0.9	13.5	(2.8)
Other current assets	(0.6)	(2.1)	(3.2)	9.7
Accounts payable	26.7	(5.5)	47.2	(7.6)
Accrued liabilities	8.5	5.6	5.8	10.7
Cash provided by operating activities	21.4	26.1	4.2	40.8
INVESTING ACTIVITIES
Capital expenditures	(28.8)	(16.2)	(59.9)	(55.7)
Proceeds from sale of property, plant and equipment	—	0.1	0.2	0.9
Cash used in investing activities	(28.8)	(16.1)	(59.7)	(54.8)
FINANCING ACTIVITIES
Shares tendered for taxes, net of proceeds from issuance of common shares for share-based payment arrangements	—	0.1	(1.1)	(0.1)
Dividends paid to shareholders	(0.7)	(2.8)	(2.1)	(8.2)
Repayments of long-term debt	(1.2)	(1.2)	(3.6)	(278.8)
Borrowings on revolving credit facility	67.5	—	86.0	11.0
Repayments on revolving credit facility	(67.5)	—	(86.0)	(11.0)
Borrowings on long-term debt, net	0.7	—	7.2	331.8
Payments of financing costs	—	—	—	(2.9)
Cash provided by (used in) financing activities	(1.2)	(3.9)	0.4	41.8
Change in cash and cash equivalents	(8.6)	6.1	(55.1)	27.8
Cash and cash equivalents, beginning of period	32.9	57.8	79.4	36.1
Cash and cash equivalents, end of period	24.3	63.9	24.3	63.9

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended September 30, 2014
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	11.9	57.3	135.0	157.2	—	—	361.4
Intersegment	18.9	35.4	31.2	—	—	(85.5)	—
Total sales	30.8	92.7	166.2	157.2	—	(85.5)	361.4

Capital expenditures	5.1	3.9	16.7	2.5	0.6	—	28.8
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(1.5)	6.5	20.4	17.6	(6.0)	(0.4)	36.6
Depreciation and amortization	(2.5)	(5.0)	(9.2)	(4.8)	(0.2)	—	(21.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	(0.7)	(1.3)	—	(0.2)	(2.2)
Loss on disposal of assets	—	—	—	(0.1)	—	—	(0.1)
Non-cash pension, accretion and stock compensation	—	(0.2)	(0.8)	(0.4)	(1.0)	—	(2.4)
Restructuring, relocation and severance	—	—	(0.6)	(0.1)	—	—	(0.7)
Cash settlements on hedging transactions	—	—	(0.2)	(2.5)	—	—	(2.7)
Other, net	—	(0.2)	—	(0.1)	(0.3)	0.1	(0.5)
Operating income (loss)	(4.0)	1.1	8.9	8.3	(7.5)	(0.5)	6.3
Interest expense, net							12.6
Loss on hedging activities, net							(2.6)
Total other expense, net							10.0
Loss before income taxes							(3.7)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended September 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	11.1	49.5	133.4	145.9	—	—	339.9
Intersegment	19.8	35.7	19.6	—	—	(75.1)	—
Total sales	30.9	85.2	153.0	145.9	—	(75.1)	339.9

Capital expenditures	1.5	4.2	7.5	2.5	0.5	—	16.2
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	2.3	3.9	(1.1)	13.6	(7.5)	(0.2)	11.0
Depreciation and amortization	(2.9)	(6.0)	(10.2)	(5.1)	(0.1)	—	(24.3)
Last in, first out and lower of cost or market inventory adjustments	—	—	2.3	(1.1)	—	(0.1)	1.1
Loss on disposal of assets	(0.1)	—	—	—	—	—	(0.1)
Asset impairment	—	—	—	(1.5)	—	—	(1.5)
Non-cash pension, accretion and stock compensation	—	(0.2)	(1.8)	(1.5)	(1.6)	—	(5.1)
Restructuring, relocation and severance	—	—	0.1	—	(0.9)	—	(0.8)
Cash settlements on hedging transactions	—	—	0.6	2.3	—	—	2.9
Other, net	0.1	(0.1)	—	0.1	(0.5)	0.1	(0.3)
Operating income (loss)	(0.6)	(2.4)	(10.1)	6.8	(10.6)	(0.2)	(17.1)
Interest expense, net							12.6
Loss on hedging activities, net							2.4
Total other expense, net							15.0
Loss before income taxes							(32.1)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Nine months ended September 30, 2014
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	36.5	150.4	391.4	440.6	—	—	1,018.9
Intersegment	54.4	97.3	80.2	—	—	(231.9)	—
Total sales	90.9	247.7	471.6	440.6	—	(231.9)	1,018.9

Capital expenditures	7.4	9.0	33.0	9.5	1.0	—	59.9
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(0.3)	(8.6)	63.9	43.6	(20.0)	(0.9)	77.7
Depreciation and amortization	(7.4)	(15.2)	(28.8)	(13.8)	(0.5)	—	(65.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	(3.1)	0.1	—	(0.2)	(3.2)
Gain (loss) on disposal of assets	—	—	0.1	(0.3)	—	—	(0.2)
Non-cash pension, accretion and stock compensation	(0.1)	(0.6)	(2.3)	(1.3)	(2.8)	—	(7.1)
Restructuring, relocation and severance	—	—	(0.7)	0.3	0.1	—	(0.3)
Consulting fees	—	—	—	—	(0.3)	—	(0.3)
Cash settlements on hedging transactions	—	—	(0.4)	(2.6)	—	—	(3.0)
Other, net	—	(0.4)	—	(0.1)	(0.1)	0.6	—
Operating income (loss)	(7.8)	(24.8)	28.7	25.9	(23.6)	(0.5)	(2.1)
Interest expense, net							37.7
Loss on hedging activities, net							(2.2)
Total other expense, net							35.5
Loss before income taxes							(37.6)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Nine months ended September 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	33.8	142.9	408.6	445.0	—	—	1,030.3
Intersegment	62.7	115.5	62.2	—	—	(240.4)	—
Total sales	96.5	258.4	470.8	445.0	—	(240.4)	1,030.3

Capital expenditures	8.7	13.1	23.2	8.7	2.0	—	55.7
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	7.2	10.8	37.0	41.6	(24.3)	—	72.3
Depreciation and amortization	(7.9)	(16.6)	(31.4)	(14.4)	(0.6)	—	(70.9)
Last in, first out and lower of cost or market inventory adjustments	—	—	2.7	(3.4)	—	(0.4)	(1.1)
Gain (loss) on disposal of assets	(0.1)	0.5	0.1	—	—	—	0.5
Asset impairment	—	—	—	(2.7)	—	—	(2.7)
Non-cash pension, accretion and stock compensation	0.1	(0.7)	(5.3)	(4.4)	(4.4)	—	(14.7)
Restructuring, relocation and severance	—	(0.2)	(0.3)	(0.1)	(1.3)	—	(1.9)
Consulting fees	—	—	—	—	(0.4)	—	(0.4)
Cash settlements on hedging transactions	—	—	1.3	5.3	—	—	6.6
Other, net	—	(0.3)	—	—	(0.4)	0.4	(0.3)
Operating income (loss)	(0.7)	(6.5)	4.1	21.9	(31.4)	—	(12.6)
Interest expense, net							34.9
Debt refinancing expense							2.5
Total other expense, net							37.4
Loss before income taxes							(50.0)

ADJUSTED EBITDA
(in millions)
(unaudited)
Management uses “Adjusted EBITDA”, referred to as “EBITDA” in the Company’s debt agreements, as a liquidity measure. The Company’s debt agreements do not require it to achieve any specified level of Adjusted EBITDA, or ratio of Adjusted EBITDA to any other financial metric, in order to avoid a default (subject, in the case of the senior secured revolving credit facility, to its maintaining minimum availability thereunder). As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended
	2014	2013	2014	2013	September 30, 2014	December 31, 2013
	$	$	$	$	$	$
Adjusted EBITDA	36.6	11.0	77.7	72.3	98.5	93.1
Last in, first out and lower of cost or market inventory adjustments (a)	(2.2)	1.1	(3.2)	(1.1)	0.5	2.6
Gain (loss) on disposal of assets	(0.1)	(0.1)	(0.2)	0.5	(0.2)	0.5
Asset impairment	—	(1.5)	—	(2.7)	(3.2)	(5.9)
Non-cash pension, accretion and stock compensation	(2.4)	(5.1)	(7.1)	(14.7)	(12.9)	(20.5)
Restructuring, relocation and severance	(0.7)	(0.8)	(0.3)	(1.9)	(6.3)	(7.9)
Consulting fees	—	—	(0.3)	(0.4)	(0.4)	(0.5)
Debt refinancing expense	—	—	—	(2.5)	—	(2.5)
Non-cash derivative gains (losses) (b)	(0.1)	0.5	(0.8)	6.6	(0.6)	6.8
Other, net	(0.5)	(0.3)	—	(0.3)	0.3	—
Depreciation and amortization	(21.7)	(24.3)	(65.7)	(70.9)	(90.8)	(96.0)
Interest expense, net	(12.6)	(12.6)	(37.7)	(34.9)	(50.3)	(47.5)
Income tax benefit (expense)	(0.2)	13.9	9.3	20.1	19.4	30.2
Net loss	(3.9)	(18.2)	(28.3)	(29.9)	(46.0)	(47.6)

(a)
The New Madrid smelter and rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)
The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to derivatives are included in Adjusted EBITDA.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income (loss), income (loss) from continuing operations, operating income (loss) or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to the Company; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended
	2014	2013	2014	2013	September 30, 2014	December 31, 2013
	$	$	$	$	$	$
Adjusted EBITDA	36.6	11.0	77.7	72.3	98.5	93.1
Share-based compensation expense	0.9	1.2	2.5	3.4	3.9	4.8
Changes in other assets	(1.6)	(0.2)	(5.7)	(2.5)	(2.2)	1.0
Changes in pension, other post-retirement liabilities and other long-term liabilities	(3.4)	3.6	(4.4)	7.8	(5.0)	7.2
Changes in current operating assets and liabilities	14.4	29.7	(0.5)	12.1	21.0	33.6
Changes in current income taxes	(9.4)	(0.8)	(20.4)	(3.0)	(19.8)	(2.4)
Changes in accrued interest	(11.9)	(11.9)	(35.7)	(32.9)	(47.7)	(44.9)
Non-cash pension, accretion and stock compensation	(2.4)	(5.1)	(7.1)	(14.7)	(12.9)	(20.5)
Restructuring, relocation and severance	(0.7)	(0.8)	(0.3)	(1.9)	(6.3)	(7.9)
Consulting and sponsor fees	—	—	(0.3)	(0.4)	(0.4)	(0.5)
Other, net	(1.1)	(0.6)	(1.6)	0.6	(1.5)	0.7
Cash provided by operating activities	21.4	26.1	4.2	40.8	27.6	64.2

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)
Net cash cost of primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Net cash cost per pound is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Net cash cost per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of net cash cost of primary aluminum:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Total primary aluminum cash cost (in millions)(a)	$127.3	$132.4	$373.9	$369.2
Total shipments (pounds in millions)	140.9	149.0	425.9	438.7
Net Cash Cost (per pound shipped) (b)	$0.90	$0.89	$0.88	$0.84

(a) Total primary aluminum cash cost is calculated below (in millions):
Total primary aluminum revenue	$166.2	$153.0	$471.6	$470.8
Less fabrication premiums and other revenue	(13.9)	(15.7)	(43.6)	(46.6)
Realized Midwest transaction price revenue	152.3	137.3	428.0	424.2

Primary Aluminum segment profit (loss)	20.4	(1.1)	63.9	37.0
Alumina segment profit (loss)	6.5	3.9	(8.6)	10.8
Bauxite segment profit (loss)	(1.5)	2.3	(0.3)	7.2
Profit eliminations	(0.4)	(0.2)	(0.9)	—
Total	25.0	4.9	54.1	55.0
Total primary aluminum cash cost (in millions)	$127.3	$132.4	$373.9	$369.2

(b)	Net Cash Cost may not recalculate precisely as shown due to rounding.

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)
“Net income (loss), excluding special items” means net income (loss) adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted earnings (loss) per share, excluding special items” refers to net income (loss) excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income (loss), excluding special items and diluted earnings (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.
Net income (loss), excluding special items may not be comparable to similarly titled measures used by other companies. Net income (loss), excluding special items should not be considered in isolation from or as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP. Net income (loss), excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.
Special items and diluted earnings (loss) per share, excluding special items are outlined below (in millions):

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Gain (loss) on hedging activities: (4)
GAAP mark-to-market gain (loss)	2.6	(2.4)	2.2	—
Cash settlements received (paid)	2.7	(2.9)	3.0	(6.6)
Amount treated as special item	(0.1)	0.5	(0.8)	6.6
Debt refinancing expense (1)	—	—	—	(2.5)
Total special items (pre-tax)	(0.1)	0.5	(0.8)	4.1
Diluted loss per share, excluding special items:
Pre-tax loss	(3.7)	(32.1)	(37.6)	(50.0)
Pre-tax impact of special items	0.1	(0.5)	0.8	(4.1)
Pre-tax loss, excluding special items	(3.6)	(32.6)	(36.8)	(54.1)
Income tax benefit, excluding special items (2)	(0.8)	(10.4)	(7.8)	(17.2)
Net loss, excluding special items	(2.8)	(22.2)	(29.0)	(36.9)
Weighted-average common shares outstanding, diluted (shares, in millions) (3)	68.85	68.01	68.61	67.90
Diluted loss per share, excluding special items	(0.04)	(0.33)	(0.42)	(0.54)

(1)
Debt refinancing expense for the nine months ended September 30, 2013 includes the write-off of deferred financing costs and third party fees related to the AcquisitionCo Notes due 2015 in connection with the first quarter 2013 Refinancing.

(2)
Income taxes, excluding special items were calculated using the Company’s estimated annual effective tax rate from continuing operations, which was 21.2% for the three and nine months ended September 30, 2014 and 31.8% for the three and nine months ended September 30, 2013. Individual quarters may not recalculate to the year to date amount due to changes made quarterly to the estimated annual effective tax rate.

(3)	For periods with a net loss, potential common shares were excluded from the weighted-average common shares outstanding because these potential shares would have been antidilutive.

(4)	Prior periods have been recalculated to conform to the current period calculation of the special items impact of gain (loss) on hedging activities.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company affiliated with its private equity sponsor.
Earnings Conference Call
At 4:30 PM Eastern / 3:30 PM Central on November 3, 2014, Noranda Aluminum Holding Corporation (NYSE: NOR) will host a conference call to discuss results for third quarter 2014. The call will be broadcast over the Internet on the Company’s homepage at www.norandaaluminum.com/investor. The webcast will be archived shortly after the conference call concludes and will be available for replay. Please dial the appropriate number below at least 15 minutes prior to the start of the call to participate in the question-and-answer session.
Conference Call Information
U.S. participants: (855) 232-8956
International participants: (315) 625-6978
Participant Passcode: 22482537

Contact
Noranda Aluminum Holding Corporation
Dale W. Boyles
Chief Financial Officer
(615) 771-5789
dale.boyles@noralinc.com

John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com